Exhibit 3(b)

                            AMENDED BUSINESS CERTIFICATE

              The undersigned hereby certify that a certificate of business under the assumed name

                           NAVARRE-500 BUILDING ASSOCIATES

         for the conduct of business at 60 East 42nd Street, New York, New York, was filed in the office of the County Clerk New York County, State of New York, on the 14th day of April, 1958, under index number 3507/58; that the last amended certificate was filed on the 12th day of January, 1989 in the office of said County Clerk under index number 3507/58

              It is hereby further certified that this amended certificate is made for the purposes of more accurately setting forth the facts recited in the original certificate or the last amended certificate and to set forth the following changes in such facts.

         C. MICHAEL SPERO, residing at 1165 Park Avenue, New York, New York 10128 has been succeeded as a partner of Navarre-500 Building Associates by STANLEY KATZMAN, residing at 75-18 193rd Street, Flushing, New York 11366.

         The members of NAVARRE-500 BUILDING ASSOCIATES now consist of:
         Peter L. Malkin and Stanley Katzman.

              IN WITNESS WHEREOF, the undersigned have as of this 2nd day of April, 1996 made and signed this certificate.

         /s/ Stanley Katzman                /s/ Peter L. Malkin
         STANLEY KATZMAN                    PETER L. MALKIN

         /s/ C. Michael Spero
         C. MICHAEL SPERO

         State of New York, County of New York       ss.:

              On this 9th day of May, 1996, before me personally appeared STANLEY KATZMAN, C. MICHAEL SPERO and PETER L. MALKIN to me known and known to me to be the individual described in and who executed the foregoing certificate, and they thereupon duly acknowledged to me that they executed the same.

                                            /s/ Marilyn Pfeiffer
                                            Notary Public
                                            State of New York
                                            No. 24-4711035
                                            Qualified in Kings County
                                            Commission Expires 7/31/96